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                                                                    EXHIBIT 21.2



List of Subsidiaries:


Name                                         State of Incorporation/Organization
----                                         -----------------------------------

Open Systems Group, Inc.                     Delaware

Sys-Tech, Inc.                               Delaware

Symitar, Inc.                                California

Jack Henry Holdings, L.L.C.                  Missouri

Jack Henry Services, L.P.                    Texas

Jack Henry Software/CommLink, L.P.           Texas

Jack Henry Systems, L.P.                     Texas